Maged A. Bishara is Senior Vice President of Iristel Inc., Canada’s leading provider of wireless IP services. Mr. Bishara started with Iristel in 2002 as director of operations. From 1999 to 2001, Mr. Bishara was the corporate controller for Liquidation Depot in Montreal, Qc. where he oversaw accounting, financial reporting, analysis and preparation of the consolidated financial statements, including schedules for tax compliance. Mr. Bishara has a Bachelor of Commerce, Accountancy Major, Baccalaureate, B.Sc from Concordia University.